EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


R. E. BASSIE & CO.
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

                                         6671 Southwest Freeway, Suite 550
                                         Houston, Texas 77074-2220
                                         Tel: (713) 272-8500 Fax: (713) 272-8515
                                         E-Mail: Rebassie@aol.com





The Board of Directors and Stockholders
Calypso Wireless, Inc.:

We consent to the incorporation by reference in this Registration Statement of Calypso Wireless, Inc. on Form S-8 of our report dated March 26, 2004, appearing in the Annual Report on Form 10-KSB of Calypso Wireless, Inc. for the year ended December 31, 2003.

We have reviewed, in accordance with standards of the Public Company Accountants Oversight Board (United States), the unaudited interim financial information of Calypso Wireless, Inc. for the periods ended March 31, 2004, June 30, 2004 and September 30, 2004, as indicated in our reports dated June 28, 2004, August 2, 2004 and November 22, 2004, respectively; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above, which were included in your Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, are being used in this Registration Statement.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of this Registration Statement (Form S-8) prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


                                   /s/ R. E. Bassie & Co.
                                   ----------------------

Houston, Texas
March 4, 2005